Exhibit 99.3

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of Plantation Working Interests, LLC ("PWI") for 1,507,937 shares issued to the equity members of Plantation, LLC; 3,238,095 shares issued to the three incoming officers/directors; 190,476 shares issued to Azure Vista, L.P.,; 190,476 shares issued to Phoenix Capital, Inc. and 3,000,000 shares issued to Lucas Energy, Inc. for a total of 8,126,984 shares of common stock of National Filing Agents, Inc. ("NFLA") (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of PWI, which closed on October 23, 2007 was accounted for as a reverse acquisition as the former stockholders of PWI controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of NFLA and PWI included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 2006. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of NFLA for the period ended September 30, 2007.





                                      F-1b

National Filing Agents, Inc. (NFLA)
Pro Forma Condensed Consolidated Balance Sheet
Expressed in US Dollars
As of December 31, 2006

                                                                    (Unaudited)
                             Historical    Historical   Pro forma     Pro forma
ASSETS                          NFLA           PWI     Adjustments      NFLA
-------------------------------------------------------------------------------
Current assets:
 Cash and cash equivalents   $     5,302   $         -         -    $     5,302
                             ------------  ------------ ---------  ------------
  Total current assets             5,302             -         -          5,302
                             ------------  ------------ ---------  ------------

  Total assets               $     5,302   $         -         -   $          -
                             ============  ============ =========  ============

LIABILITIES AND STOCKHOLERS' EQUITY

Current liabilities:
                             ------------  ------------ ---------  ------------
  Total current liabilities          -              -         -              -
                             ------------  ------------ ---------  ------------
  Total Liabilities                  -              -         -              -
                             ------------  ------------ ---------  ------------

Stockholders' equity:
10,231,419    12,178,403
Common stock                    10,231             -       1,947        12,178
Additional paid in capital      17,194             -      (1,947)       15,247
Accumulated deficit            (22,123)            -           -       (22,123)
                             ------------  ------------ ---------  ------------

 Total shareholders'/member's
     equity (deficit)            5,302             -           -         5,302
                             ------------  ------------ ---------  ------------
Total liabilities and
   shareholders' equity      $   5,302     $       -            -  $     5,302
                             ============  ============ =========  ============


                                        F-2b

National Filing Agents, Inc. (NFLA)
Pro Forma Condensed Consolidated Statements of Operations
Expressed in US Dollars
As of September 30, 2007


                                                                    (Unaudited)
                             Historical    Historical    Pro forma   Pro forma
                                NFLA          PWI       Adjustments*    NFLA
-------------------------------------------------------------------------------
Revenue                      $     1,335   $         -          -   $     1,335
Cost of revenues                       -             -          -             -

Expenses:

Operating Expenses                 5,888        83,116                   89,004
                             ------------  ------------ ---------  ------------
Net income (loss)                 (4,553)      (83,116)                (87,669)
                             ============  ============ =========  ============

Basic and diluted income
  (loss) per common share    $     (0.00)  $     (0.00)            $     (0.00)
                             ============  ============ =========  ============
Weighted average number
  of common shares
  outstanding                 10,231,419            -   1,946,984    12,178,403
                             ============  ============ =========  ============



* See Note 1 for details concerning reconciliation of common shares outstanding by surviving entity.









                                      F-3b

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Plantation Working Interests, LLC pursuant to which National Filings Agents is treated as the continuing entity.


Reconciliation of common shares outstanding by surviving entity:
----------------------------------------------------------------

Common stock outstanding as of September 30, 2007             10,231,419

Issuance of common stock pursuant to Acquisition
      Agreement and Plan of Merger                             5,126,984

Cancellation of common stock pursuant to Acquisition
      Agreement and Plan of Merger                            (6,180,000)

Issuance of common stock pursuant to Asset
      Purchase Agreement with Lucas Energy, Inc.               3,000,000
                                                              ----------

Common stock outstanding upon completion of transaction       12,178,403


Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Plantation Working Interests, LLC that would affect the pro forma statement of operations.


                                   F-4b